Exhibit 99.4

13-Week Cash Flow Projections as of March 31, 2013

13-Week Cash Flow Forecast

($ in thousands)
	Week Ended													Total
	6-14	6-21	6-28	7-5	7-12	7-19	7-26	8-2	8-9	8-16	8-23	8-30	9-6	6/14 - 9/6
Total Adjusted Cash Receipts	$51,600	$45,025	$56,525	$53,798	$53,905	$59,820	$56,904	$54,035	$57,581	$47,009	$46,826	$51,244	$55,999	$690,271

Adjusted Cash Disbursements
Total Production/Supplier Payments	(52,310)	(49,232)	(47,778)	(38,558)	(23,663)	(23,015)	(33,201)	(35,096)	(27,931)	(25,339)	(24,315)	(35,476)	(32,587)	(448,501)
Payroll and Benefits	(9,702)	(8,006)	(25,050)	(5,389)	(8,802)	(10,916)	(13,254)	(18,244)	(7,479)	(11,175)	(6,763)	(23,687)	(7,411)	(155,878)
Freight and Logistics	(5,557)	(5,959)	(4,893)	(3,120)	(3,931)	(3,056)	(4,747)	(2,074)	(2,964)	(3,232)	(3,965)	(2,595)	(3,681)	(49,774)
Capital Expenditures	(1,768)	(1,768)	(1,768)	(1,427)	(1,427)	(1,427)	(1,427)	(986)	(986)	(986)	(986)	(986)	(1,387)	(17,332)
Other	(20,128)	(11,783)	(12,114)	(14,241)	(12,254)	(9,966)	(13,631)	(7,025)	(8,056)	(8,655)	(9,192)	(6,793)	(9,602)	(143,439)

Total Adjusted Cash Disbursements	(89,464)	(76,748)	(91,604)	(62,735)	(50,077)	(48,380)	(66,261)	(63,424)	(47,417)	(49,388)	(45,222)	(69,537)	(54,668)	(814,924)

Total Adjusted Operating Cash Flow	($37,865)	($31,724)	($35,079)	($8,937)	$3,829	$11,440	($9,357)	($9,389)	$10,164	($2,378)	$1,605	($18,293)	$1,331	($124,653)

Note: 13-week excludes administrative costs associated with chapter 11, relief payments and financing costs for a debtor entity.